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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 7, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)
4643 South Ulster Street, Suite 1300, Denver, CO 80237 (Address of Principal Executive Office)
(303) 770-4001 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        UPC Polska, Inc. ("UPC Polska"), a subsidiary of UnitedGlobalCom, Inc.'s majority-owned subsidiary, United Pan-Europe Communications N.V. ("UPC"), with the approval of UPC Polska's affiliated creditors, UPC Telecom B.V. and Belmarken Holding B.V., both UPC subsidiaries (collectively, the "UPC Entities"), and with the approval of nearly 75% of the non-affiliated holders (the "Participating Noteholders") of UPC Polska's 14 1/2% Senior Discount Notes due 2008, 14 1/2% Senior Discount due 2009 and Series C Senior Discount Notes due 2008 (collectively, the "Senior Notes"), filed a voluntary petition for relief under Chapter 11 ("Chapter 11") of the United States Bankruptcy Code (the "U.S. Bankruptcy Code") on July 7, 2003 and filed a pre-negotiated plan of reorganization ("Plan of Reorganization") on July 8, 2003 with the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court") (Case No. 03-14358).

        UPC Polska remains in possession of its assets and properties and continues to operate its businesses and manage its properties as a "debtor-in-possession" pursuant to Sections 1107 and 1108 of the U.S. Bankruptcy Code and under the supervision of the U.S. Bankruptcy Court. The Chapter 11 proceeding of UPC Polska does not involve any of the operating subsidiaries of UPC Polska which hold substantially all of the fixed assets and contracts relating to UPC Polska's operating subsidiaries' employees, suppliers and customers.

        On June 20, 2003, UPC Polska announced that UPC Polska, the UPC Entities and the Participating Noteholders entered into a Restructuring Agreement, dated as of June 19, 2003 (the "Restructuring Agreement"), to reduce UPC Polska's indebtedness through a judicially supervised cancellation of the Senior Notes, all of the loans and affiliated debt held by the UPC Entities and other UPC Polska debt. Under the Restructuring Agreement, the Participating Noteholders would receive $80.0 million in cash and $60.0 million in new 9.0% Notes dues 2006 in exchange for the cancellation of their claims, the UPC Entities would receive $15.0 million in cash and 100% of the newly issued common stock of the reorganized company in exchange for the cancellation of their claims, and the UPC Entities would not receive any consideration for their existing equity interest in UPC Polska.

        The Restructuring Agreement and the Plan of Reorganization are subject to various closing conditions.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska and UPC Polska Finance, Inc., dated July 8, 2003 (incorporated by reference to the Current Report on Form 8-K of UPC Polska (File No. 000-22877), dated July 7, 2003).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ ELLEN P. SPANGLER Ellen P. Spangler Senior Vice President

Date: July 9, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska and UPC Polska Finance, Inc., dated July 8, 2003 (incorporated by reference to the Current Report on Form 8-K of UPC Polska (File No. 000-22877), dated July 7, 2003).

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX